                        STOCK PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                           NORD RESOURCES CORPORATION


                                       AND


                             MIL (INVESTMENTS) S.A.





                                 APRIL 15, 1996




THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED HEREIN) PRIOR TO MAY 25, 1996, EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT.

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                                TABLE OF CONTENTS
                                                                          PAGE #

1.   SALE OF PURCHASE SHARES . . . . . . . . . . . . . . . . . . . . . . .  3

2.   1933 ACT - REGULATION S.. . . . . . . . . . . . . . . . . . . . . . .  4

3.   BOARD REPRESENTATION. . . . . . . . . . . . . . . . . . . . . . . . .  5

5.   REGISTRATION RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . . .  6

7.   REPRESENTATIONS AND WARRANTIES OF NRC.. . . . . . . . . . . . . . . .  7

8.   REPRESENTATIONS AND WARRANTIES OF INVESTOR. . . . . . . . . . . . . . 13

9.   DELIVERIES OF NRC.. . . . . . . . . . . . . . . . . . . . . . . . . . 17

10.  DELIVERIES OF INVESTOR. . . . . . . . . . . . . . . . . . . . . . . . 18

11.  INDEMNITY; SURVIVAL.  . . . . . . . . . . . . . . . . . . . . . . . . 18

12.  PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 21

13.  BROKERS AND FINDERS.. . . . . . . . . . . . . . . . . . . . . . . . . 21

14.  ASSIGNABILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

15.  GOVERNING LAW; CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . 22

16.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

17.  BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

18.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

19.  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . 24

20.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

21.  NO THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . . . . . 24

22.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24


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23.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                        STOCK PURCHASE AND SALE AGREEMENT

     STOCK PURCHASE AND SALE AGREEMENT ("Agreement") made this 15th day of April, 1996, by and between NORD RESOURCES CORPORATION, a Delaware corporation ("NRC" or the "Company"), having its principal place of business at 8150 Washington Village Drive, Dayton, Ohio 45458 and MIL (INVESTMENTS) S.A., a Luxembourg corporation (the "Investor"), having is principal place of business at Boulevard Royal 25B, L-2449, Luxembourg, Luxembourg.

     WHEREAS, NRC is a public company with its shares of common stock, $.01 par value ("NRC Shares"), listed on the New York Stock Exchange ("NYSE"); and

     WHEREAS, NRC desires to sell to Investor and Investor desires to purchase from NRC, 3,160,000 NRC Shares ("Purchase Shares"), representing approximately 19.9% of the issued and outstanding NRC Shares on a "before-issuance" basis (i.e., computed in accordance with New York Stock Exchange ("NYSE") Rule 312.03(e)) in reliance upon the transaction "safe harbor" afforded by Regulation S ("Regulation S"), as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), subject to the terms and conditions set forth herein; and

     WHEREAS, the parties desire that the board of directors of NRC (the "Board") be expanded to eight (8) members (not more nor less than eight) of which the Investor will have the right to designate three (3) members to the Board and the Board (excluding the members designated by Investor) will have the right to designate the remaining five (5) members; and

     WHEREAS, NRC and Investor desire to set forth herein their other agreements and understandings.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NRC and Investor hereby agree as follows:

     1. SALE OF PURCHASE SHARES. NRC hereby agrees to sell the Purchase Shares to Investor and Investor hereby agrees to purchase the Purchase Shares from NRC upon the terms and conditions set forth herein. The purchase price ("Purchase Price") for the Purchase Shares is $7,900,000. The Purchase Price has been paid by wire transfer of immediately available funds to the account of NRC at National City Bank, Dayton, Ohio, ABA# 042 200 279 (Account No. 767806130) simultaneously with the execution and delivery of this Agreement. NRC hereby acknowledges receipt of the Purchase Price and Investor hereby
acknowledges receipt of the Purchase Shares.   All "$" references herein are to
United States dollars.

     2.   1933 ACT - REGULATION S.

          (a) The Purchase Shares are being offered and sold in an offshore transaction

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pursuant to Regulation S.

          (b) The Purchase Shares have not been and will not be registered under the 1933 Act, except as provided for in Section 5 below. The Investor acknowledges and agrees that from the date hereof until the forty-first (41st) day after the date hereof (the "Restricted Period"), the Purchase Shares may not be offered, sold or delivered within the United States or to, or for the account or benefit of, any U.S.Person (as defined in Rule 902(o) promulgated by the SEC under the 1933 Act), unless the Purchase Shares are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

          (c) Certificates representing the Purchase Shares during the Restricted Period will contain a restrictive legend, the form of which is annexed hereto as EXHIBIT A, prohibiting the offer, sale or delivery of the Purchase Shares within the United States or to, or for the account or benefit of, any U.S. Person during the Restricted Period. NRC represents and warrants that no instructions restricting the free transferability of the Purchase Shares have been, or will be, lodged with the transfer agent for the NRC Shares, other than a "stop transfer" instruction to remain in force only until the end of the Restricted Period for resales into the United States or to, or for the account or benefit of, any U.S. Person, and that such Purchase Shares shall otherwise be freely transferable on the books and records of the Company and such transfer agent. Upon surrender of the initial certificates representing the Purchase Shares to NRC after expiration of the Restricted Period, NRC shall promptly instruct its transfer agent to issue one or more replacement certificates representing the Purchase Shares without any restrictive legends thereon or "stop transfer" instructions applicable thereto, in the name of the Investor and in such denominations as the Investor shall specify. Nothing herein, however, shall affect in any way the Investor's obligations and agreements to comply with all securities laws upon resale of the Purchase Shares.

     3.   BOARD REPRESENTATION.   Concurrently with the closing hereunder, the
Board of Directors of NRC has expanded its size to eight (8) members and has elected the three (3) members designated by Investor as identified on EXHIBIT B annexed hereto (the "Investor's Nominees"). NRC covenants and agrees to nominate and to use its best efforts to obtain the election of the Investor's Nominees (either those individuals listed on EXHIBIT B or any other individual(s) subsequently designated in writing by Investor) at each annual or special meeting of stockholders called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting of stockholders, through and including the annual meeting of
stockholders to be held in the year 2000.   Such actions shall include, without
limitation, soliciting proxies for the election of directors (including the Investor's Nominees) and recommending the Investor's Nominees for election to the Board of Directors in the same manner as all other nominees of the Company for election as director. If, following election to the Board of Directors of the Company, any Investor's Nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company ("Withdrawing Investor's Nominee"), the Investor shall within thirty
(30) days of such event notify the Board of Directors of the Company in writing of a replacement Investor's Nominee and the Board of Directors of the Company shall take all action necessary to cause such replacement Investor's Nominee to be elected or appointed to fill the unexpired term of the Withdrawing

Investor's Nominee and to recommend the replacement Investor's Nominee for election to the Board of Directors in the same manner as all other nominees of the Company for election as director at any subsequent annual or special meeting of stockholders or pursuant to any written consent in lieu of such meeting. In no event shall the size of the Board of Directors be increased above, or decreased below, eight (8) without the approval of at least two (2) of the Investor's Nominees. Investor covenants and agrees to vote all of the NRC Shares it owns and may own in the future for the nominees designated by the Board of Directors (excluding the Investor's Nominees) for the Board through and including the annual meeting of stockholders to be held in the year 2000. Notwithstanding anything to the contrary contained in this Section 3, (x) if Investor and any assignees of Investor permitted under Section 14 hereof in the aggregate at any time own in excess of fifty (50%) percent of the then issued and outstanding NRC Shares, they shall be entitled to vote their NRC Shares for Directors without regard to the restrictions contained hereinabove, and (y) if Investor and any assignees of Investor permitted under Section 14 hereof in the aggregate at any time own less than fifteen (15%) percent of the then issued and outstanding NRC Shares, they collectively shall be entitled to designate the following number of Directors:

                                                  NUMBER OF INVESTOR'S
          PERCENTAGE OWNERSHIP                        NOMINEES
          --------------------               ----------------------------
               10% or more                             2
                5% to 10%                              1
               less than 5%                            0

     4. WAIVER OF SECTION 203. Prior to the execution of this Agreement, the Board has unanimously adopted a resolution approving the transactions contemplated under this Agreement and, in connection therewith, waiving the provisions of Section 203 of the Delaware General Corporation Law ("DGCL") as it relates to the Investor and such transactions.

     5. REGISTRATION RIGHTS. The Company hereby grants to the Investor the registration rights and "piggy-back registration rights" regarding the Purchase Shares as set forth on EXHIBIT C annexed hereto, all of which are incorporated herein by this reference.

     6. NEW YORK STOCK EXCHANGE LISTING. NRC covenants and agrees to make application to list the Purchase Shares with the NYSE immediately after the closing under this Agreement.

     7. REPRESENTATIONS AND WARRANTIES OF NRC. NRC hereby represents and warrants to Investor as of the date hereof as follows:

          (a) NRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as now being conducted and to own or lease the assets and properties it now owns or holds under lease.


          (b) NRC has full corporate power and authority to execute and deliver this Agreement and to issue the Purchase Shares and to consummate the transactions contemplated on its part hereby.

          (c) Prior to the date hereof, the Board of Directors of NRC has duly approved this Agreement and has duly authorized the execution and delivery of this

               Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by NRC and constitutes the legal, valid and binding obligation of NRC enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (collectively, the "Enforceability Exceptions"). The Purchase Shares have been duly authorized by NRC and are validly issued, fully paid and nonassessable.

          (d) The authorized capital stock of NRC consists of 25,000,000 NRC Shares, 15,838,408 NRC Shares being issued and outstanding as of the date hereof and 1,915,113 NRC Shares being reserved for issuance upon the exercise of currently outstanding options, warrants and other securities convertible into NRC Shares, all of which are described in the Form 10-K (as defined below). All of the issued and outstanding NRC Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Form 10-K, as of the date of this Agreement, there are no preemptive rights, options, warrants, calls, commitments or agreements of any nature to which the Company or any subsidiary or affiliate is a party or by which any of them is bound calling for the issuance or sale of shares of any class of capital stock of NRC or securities convertible into or exchangeable for shares of such capital stock. As of the date of this Agreement, neither the Company nor any of its subsidiaries or affiliates is a party to or otherwise bound by any agreement, instrument or commitment for the issuance, purchase or repurchase of any shares of capital stock of the Company, or entitled to the benefit of any option, right of first refusal or other elective privilege to purchase any shares of capital stock of the Company. Neither NRC nor any of its subsidiaries or affiliates has heretofore granted to any person (i) the right to cause NRC to register any NRC Shares beneficially owned by such person under the 1933 Act or (ii) the right to include any NRC Shares beneficially owned by such person in any registration statement filed by NRC under the 1933 Act.

          (e) Neither the execution and delivery of this Agreement by NRC, nor the consummation of the transactions herein contemplated, will, with or without notice and/or the passage of time, or both, (i) violate or result in a breach of or constitute a default under NRC's certificate of incorporation or by-laws, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public or governmental body, agency or authority applicable to the Company or any subsidiary or affiliate of the Company or by which any of their respective properties or assets may be bound, the violation of which could result in or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of NRC and its subsidiaries, taken as a whole ("Material Adverse Effect"), (iii) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public or governmental body, agency or authority, the failure of which could result in a Material Adverse Effect, or (iv) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage or other evidence of indebtedness, indenture, license, permit, concession, agreement or other instrument or obligation to which the Company or any subsidiary or affiliate is a party, or by which any of them or any of their respective properties or assets may be bound, which could result in a Material Adverse Effect.

          (f) NRC has the absolute right, power, and authority to sell the Purchase Shares so as to vest in Investor complete and absolute title to the Purchase Shares free and clear of any lien, encumbrance, charge or claim and to execute, deliver and carry out the terms and provisions of this Agreement without the
               approval or consent of any third party.   The Company has
               delivered to the Investor good and valid title to the Purchase Shares, free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of any kind, except for restrictions on transfer imposed by this Agreement and under applicable securities laws.

          (g) NRC has delivered to Investor a copy of its Annual Report on Form 10-K for the year ending December 31, 1995 (including exhibits and any amendments thereto) filed with the SEC ("Form 10-K"). As of their respective dates, neither the Form 10-K nor, to the best of knowledge of the executive officers of NRC, any other securities law filing made by NRC with the SEC since January 1, 1994, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading in any material respect. Except as disclosed in the Form 10-K, since December 31, 1995, (i) there has not been any change, or any development involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect,
               (ii) NRC and its subsidiaries have conducted their business only in, and have not engaged in any transaction other than in the ordinary course and consistent with past practices prior to such date, and (iii) there has been no material change in any accounting principles or practices of NRC. Other than the business of NRC disclosed in the Form 10-K, NRC is not engaged in any other business that is material to its financial condition or results of operations. The Form 10-K discloses all


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               defaults under contracts, agreements and instruments to which NRC or its subsidiaries are a party, where such defaults could have a Material Adverse Effect.

          (h) There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against, relating to or involving the Company or any subsidiary or affiliate of the Company or any properties or rights of the Company or any subsidiary or affiliate, before any court, arbitrator or administrative or governmental body, domestic or foreign, which if adversely determined would have a Material Adverse Effect. There are no such suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened challenging the validity or propriety of the transactions contemplated by this Agreement.

          (i) Neither the Company nor any subsidiary or affiliate of the Company is in violation of or in default in any respect under, the applicable statutes, ordinances, rules, regulations, orders or decrees of all federal, state, local and foreign governmental bodies, agencies and authorities having, asserting or claiming jurisdiction over any of them or over any part of their operations or assets, except for such violations and defaults which individually or in the aggregate would not have a Material Adverse Effect.

          (j) The Company is not an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

          (k) The Company is a "reporting company" as defined in Rule 902 of Regulation S. The Company is in full compliance with all filing obligations under Section 13 of the Securities Exchange Act of 1934 as amended ("1934 Act"). The Company has not offered the Purchase Shares to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person. In connection with the transactions contemplated by this Agreement, the Company has not conducted any "directed selling efforts", as that term is defined in Rule 902 of Regulation S, nor has the Company conducted any general solicitation relating to the offer and sale of the Purchase Shares to persons resident within the United States or elsewhere.

          (l) The transactions contemplated hereby do not effect a "change of control" under any material agreement to which NRC or any of its subsidiaries or affiliates is a party.

     8. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants to NRC as of the date hereof as follows:

          (a) Investor is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg and has full corporate power and authority to conduct its business as now being conducted and to own or lease the assets and properties it now owns or holds under lease.

          (b) Investor has full corporate power and authority to execute and deliver this Agreement and to acquire the Purchase Shares and to consummate the transactions contemplated on its part hereby.

          (c) The Board of Directors (or equivalent) of the Investor has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid and binding obligations of Investor enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (d) Neither the execution and delivery of this Agreement by Investor, nor the consummation of the transactions herein contemplated, will, with or without notice and/or the passage of time, or both,
               (i) violate or result in a breach of or constitute a default under its organizational documents, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public or governmental body, agency or authority applicable to the Investor or by which its properties or assets may be bound, the violation of which could result in or reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Investor and its subsidiaries, taken as a whole ("MIL Material Adverse Effect"),
               (iii) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public or governmental body, agency or authority, the failure of which could result in a MIL Material Adverse Effect, or (iv) result in violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage or other evidence of indebtedness, indenture, license, permit, concession, agreement or other instrument or obligation to which the Investor is a party, or by which it or its properties or assets may be bound, which could result in a MIL Material Adverse Effect.

          (e) The Investor is neither a U.S. Person nor a Distributor (as defined in Regulation 902(c) promulgated by the SEC under the 1933 Act).

          (f) Investor was outside of the United States at the time the offer to sell the Purchase Shares was made to the Investor and the Investor was outside the United States at the time the Investor executed this Agreement and agreed to purchase the Purchase Shares and paid the Purchase Price. The offer to sell the Purchase Shares was directly communicated to the Investor. At no time was the Investor presented with or solicited by any leaflets, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting.

          (g) The Investor has been advised that the sale of the Purchase Shares to the Investor has not been registered under the 1933 Act or registered or qualified under state securities laws, and that, until the expiration of the Restricted Period, the Purchase Shares may not be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. Person unless the Purchase Shares are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available. The Investor acknowledges that no representation, warranty or guaranty, express or implied, has been given to the Investor by NRC or any officer, director, agent, or employee of, legal counsel to, or any other person connected with, NRC regarding the availability at any time of an exemption from registration under the 1933 Act for any offer, sale or other transfer or disposition of the Purchase Shares by the Investor; and the Investor further understands and agrees that the availability of any such exemption from registration must be determined solely by the Investor and the Investor's own legal counsel based on the particular facts and circumstances existing at the time of the proposed transaction.

          (h) The Investor has not offered or sold, and agrees that it will not offer or sell, any Purchase Shares directly or indirectly in the United States or to, or for the benefit, or account of, any U.S. Person prior to the expiration of the Restricted Period, unless the offer and sale of such Purchase Shares is registered under the 1933 Act and any applicable state securities laws, or exemptions from the registration requirements thereof are available; and that, thereafter, such Purchase Shares may be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person only in compliance with the registration requirements of the 1933 Act and any applicable State Act, or pursuant to available exemptions from such registration requirements, or in compliance with the provisions of

               Regulation S. The Investor further represents and warrants that it will not, through any short sale, long sale or other hedging transaction, engage in any transaction with the Purchase Shares prior to the expiration of the Restricted Period which would reduce the Investor's risk of ownership or investment in the Purchase Shares.

          (i) Investor has received from NRC the Form 10-K and has had access to the books and records, officers, employees and properties of NRC and its subsidiaries and affiliates and has conducted its own due diligence in connection with the transaction contemplated by this Agreement.



     9. DELIVERIES OF NRC. Concurrently herewith, NRC has delivered to Investor the following:

          (i) An original executed and issued stock certificate registered in the name of Investor and representing all of the Purchase Shares, which contains the legend set forth in EXHIBIT A annexed hereto;

          (ii) A secretary's certificate, certifying resolutions of the Board which, among other things: (i) approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby; (ii) waive the provisions of Section 203 of the DGCL relating to the Investor and the transactions contemplated hereby; and (iii) expand the Board to eight (8) members and appoint the Investor's Nominees to the Board of Directors; and

          (iii) An opinion of Spitzer & Feldman P.C. counsel to NRC, in form and substance satisfactory to Investor.


     10. DELIVERIES OF INVESTOR. Concurrently herewith, Investor has delivered to NRC the following:


          (a) The Purchase Price by wire transfer of federal funds to the account


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

               identified in Section 1 above by NRC; and

          (b) A secretary's certificate (or equivalent) certifying the resolutions of the board of directors (or equivalent) of Investor which, among other things: (i) approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby; and (ii) approve the purchase of the Purchase Shares.


     11.  INDEMNITY; SURVIVAL.

          (a) NRC hereby agrees to indemnify, defend, save and hold Investor harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees, other costs and expenses incident to any suit, action or proceeding) (collectively, "Losses") incurred or sustained by Investor which arise out of or result from any breach of any representation, warranty or covenant of NRC contained herein; PROVIDED HOWEVER, that the indemnity with respect to any representation and warranty shall terminate as of the first date, if any, on which such representation or warranty ceases to survive pursuant to subsection (d) hereof.

          (b) Investor hereby agrees to indemnify, defend, save and hold NRC harmless from and against any and all Losses incurred or sustained by NRC which arise out of or result from any breach of any representation, warranty or covenant of Investor contained herein; provided, however, that the indemnity with respect to any representation and warranty shall terminate as of the first date, if any, on which such representation or warranty ceases to survive pursuant to subsection (d) hereof.

          (c)(i) Promptly after the assertion of any claim or the commencement of any action or proceeding with respect to any Loss for which indemnity is provided pursuant to this Section, the party seeking such indemnification shall notify the indemnifying party of such assertion or proceeding; provided, however, that the failure promptly to give such notice shall not affect any indemnified party's rights hereunder except to the extent that such failure shall adversely affect any indemnifying party or its rights hereunder in any material respect. The indemnified party shall advise the indemnifying party of all material facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party's sole cost and expense, to defend against such claims for liability. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (A) the indemnifying party and the indemnified party mutually agree to the retention of such counsel or (B) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and, in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing or conflicting interests between them.

            (ii) The indemnified party shall have the right to settle or compromise any claim or liability subject to indemnification under this Section, and to be indemnified from and against all Losses resulting therefrom, unless the indemnifying party, within twenty (20) calendar days after receiving notice of the claim or liability in accordance with (i) above notifies the


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

indemnified party that it intends to defend against such claim or liability and undertakes such defense.

            (iii) Except as otherwise provided in (ii) above, an indemnifying party shall not be liable under this Section for any settlement effected without its consent (which shall not be unreasonably withheld or delayed) of any claim or liability or proceeding for which indemnity may be sought hereunder. The indemnifying party may settle any claim without the consent of the indemnified party provided that such settlement or release does not require any payment by, or impose any liability or obligation on, the indemnified party or does not materially adversely affect the rights, duties or obligations of the indemnified party hereunder or otherwise.

          (d) The representations and warranties of the parties contained herein shall survive for one (1) year from the date hereof. The expiration of any representation or warranty or indemnification provided herein shall not affect any claim thereon made by the giving of written notice by a party to the other in the manner provided in subsection (c) above prior to the date of such expiration. All covenants and agreements of the parties contained herein shall survive indefinitely, except as otherwise expressly provided herein.

     12.  PUBLIC ANNOUNCEMENTS.   The parties hereto agree to coordinate the
release of public information relating to this Agreement and, except as otherwise required by applicable law, rule or regulation, will not release any information without the prior written consent of the other party hereto.

     13. BROKERS AND FINDERS. Investor and NRC each represent and warrant to the other that it has dealt with no broker or finder in connection with this transaction. This representation shall survive the closing hereunder.

     14.  ASSIGNABILITY.   Neither this Agreement nor any rights, obligations or
claims hereunder may be assigned, except that upon prior written notice to NRC, Investor shall have the right to assign this Agreement and the rights, obligations and claims hereunder to Jean-Raymond Boulle, or to any entity controlled by Mr. Boulle, provided that Mr. Boulle thereafter continues to remain in control of such entity (the terms "controlled" and "control" shall have the meanings ascribed to them in Rule 12b-2 promulgated by the SEC under the 1934 Act). Any partial assignment of this Agreement and the rights, obligations and claims hereunder in conjunction with the transfer of some, but not all of the Purchase Shares, shall not affect NRC's obligation under Section 1 of EXHIBIT C which shall be to effect one (1) and only one (1) registration in the aggregate for all then-owned Purchase Shares at the demand of Investor.

     15. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of New York without regard to the conflicts-of-laws principles thereof. Each of the parties hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding at law, in equity or otherwise, shall only be brought in the Supreme Court, New York County, or Federal District Court for the Southern District of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Action"); (b) waives, to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such action brought in the aforementioned court is brought in an inconvenient forum, that the venue of any such action brought in the aforementioned court is improper, or that this Agreement, or the transactions contemplated hereby enforced in or by such court, and (c) consents to service of process in any such Action by recognized international courier service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

     16.  ENTIRE AGREEMENT.   This Agreement embodies the entire understanding
and agreement of the parties hereto in relation to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto. None of the terms and conditions of this Agreement may be changed, modified, waived or cancelled orally or otherwise except by a writing signed by the parties hereto, specifying such change, modification, waiver or cancellation. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions of any preceding or succeeding breach thereof unless expressly so stated.

     17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     18.  NOTICES.   Any notice or other communication required or desired to be given shall be in writing and shall be sent by facsimile with confirming copy by recognized international courier service. Each such notice shall be deemed given upon delivery by such courier service to the following respective addresses, which any party may change as to such party upon ten (10) days' notice to the other party:

     TO NRC:             8150 Washington Village Drive
                         Dayton, Ohio 45458
                         Facsimile No.: (513) 435-7285

     WITH A COPY TO:     Spitzer & Feldman P.C.
                         405 Park Avenue
                         New York, NY 10022-4405
                         Attn:  Kenneth Gliedman, Esq.
                         Facsimile No.:  (212) 838-7472

     TO INVESTOR:        Boulevard Royal 25B
                         L-2449
                         Luxembourg, Luxembourg
                         Attn: Ms. Martine Doyle
                         Facsimile No.: 011-352-222413

     WITH A COPY TO:     Coudert Brothers
                         1114 Avenue of the Americas
                         New York, NY 10036-7703
                         Attn:   James C. Colihan, Esq.
                         Facsimile No.: (212) 626-4120


     19. FURTHER ASSURANCES. At any time and from time to time after the execution and delivery hereof, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereunder.

     20. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or portions thereof, shall not affect the other provisions or portions thereof, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provisions or portions thereof were omitted.

     21. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     22. HEADINGS. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         NORD RESOURCES CORPORATION


                         By:
                            ----------------------------------------

                         MIL (INVESTMENTS) S.A.

                         By:
                            ----------------------------------------
                              Ekehart Kessel, Administrator


                         By:
                            ----------------------------------------
                              Edmond Van de Kleft, Administrator








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